UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 17, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4311	11-1541330
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY (Address of principal executive offices)		11548 (Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.II: BY-LAWS, AS AMENDED

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On July 17, 2007, the Board of Directors (the “Board”) of Pall Corporation (the “Registrant”) approved an amendment to Section 3.06 of the Registrant’s By-laws, as previously amended on November 15, 2006. The amendment modified the term of directors to phase out the Registrant’s current classified Board structure. The amendment implements a shareholder proposal presented and approved at the Registrant’s 2006 annual meeting of shareholders. In particular, the amendment to Section 3.06 provides that the successors of the directors whose terms expire at the 2007 annual meeting of shareholders shall be elected for a term expiring at the 2008 annual meeting of shareholders; the successors of the directors whose terms expire at the 2008 annual meeting of shareholders shall be elected for a term expiring at the 2009 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders. The amendment also provides that if, after the effective date of the amended By-laws, any newly created directorships or vacancies on the board are filled by the Board of Directors as provided in the amended By-laws, there shall be no classification of the new directors, each of whom (if nominated) shall stand for election at the next annual meeting of shareholders. The amendment is effective July 17, 2007.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     3(ii) Registrant’s By-laws, as amended effective July 17, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ FRANCIS MOSCHELLA
July 23, 2007	Francis Moschella
Vice President — Corporate Controller Chief Accounting Officer

3